Exhibit 99.1
FOR IMMEDIATE RELEASE
REGENERON REPORTS FOURTH QUARTER AND FULL YEAR 2006
FINANCIAL AND OPERATING RESULTS
Tarrytown, New York (March 1, 2007) — Regeneron Pharmaceuticals, Inc. (Nasdaq: REGN) today announced financial and operating results for the fourth quarter and full year of 2006. The Company reported a net loss of $31.0 million, or $0.51 per share (basic and diluted), for the fourth quarter of 2006 compared with a net loss of $29.7 million, or $0.53 per share (basic and diluted), for the fourth quarter of 2005. The Company reported a net loss of $102.3 million, or $1.77 per share (basic and diluted), for the year ended December 31, 2006 compared with a net loss of $95.4 million, or $1.71 per share (basic and diluted), for the same period in 2005. Results for 2005 included other income of $30.6 million resulting from one-time, non-recurring payments of $25.0 million from the sanofi-aventis Group and $5.6 million from The Procter & Gamble Company in connection with amendments to the Company’s collaboration agreements with sanofi-aventis and Procter & Gamble.
At December 31, 2006, cash and marketable securities totaled $522.9 million compared with $316.7 million at December 31, 2005. In October 2006, the Company entered into a collaboration agreement with Bayer HealthCare, as described below, and Bayer made an up-front payment to the Company of $75.0 million. In November 2006, the Company completed a public offering of 7,600,000 shares of common stock and received proceeds, after expenses, of $174.6 million. The Company’s $200.0 million of convertible notes, which bear interest at 5.5% per annum, mature in October 2008.

Current Business Highlights
Regeneron is currently focused on three clinical development programs: IL-1 Trap (rilonacept) in various inflammatory indications, the VEGF Trap in oncology and the VEGF Trap-Eye in eye diseases. The Company also is developing its pipeline of preclinical antibody candidates discovered utilizing its VelocImmune® technology.
The VEGF Trap-Eye, a specially purified and formulated form of the VEGF Trap for use in intraocular applications, is being developed in collaboration with Bayer HealthCare. The development program in eye disease is expected to total over $250 million over the next several years, with the Company and Bayer HealthCare sharing the costs. The VEGF Trap is being developed in oncology in collaboration with the sanofi-aventis Group. The development program in oncology is expected to total over $400 million over the next several years, which will be funded by sanofi-aventis.
IL-1 Trap – Inflammatory Diseases
In October 2006, Regeneron reported positive data from a Phase 3 clinical program designed to provide two separate demonstrations of efficacy for the IL-1 Trap (rilonacept) within a single group of patients suffering from a rare chronic disease known as CAPS (Cryopyrin-Associated Periodic Syndromes). The Phase 3 program included two efficacy studies in which the IL-1 Trap markedly reduced disease activity in subjects with this rare chronic disease. The primary endpoint, which was met in both studies, was the change in disease activity, as measured by a composite symptom score composed of a daily evaluation of fever/chills, rash, fatigue, joint pain, and eye redness/pain.
Regeneron has announced plans to submit a Biologics License Application (BLA) with the U.S. Food and Drug Administration (FDA) for CAPS in the second quarter of 2007, following completion of a 24-week open-label safety extension phase of the Phase 3 trials. The FDA has granted Orphan Drug status and Fast Track designation to the IL-1 Trap for the treatment of CAPS.

Regeneron also is evaluating the potential use of the IL-1 Trap in other indications in which IL-1 may play a role. Based on preclinical evidence that IL-1 appears to play a critical role in gout, the Company initiated a proof of concept study of the IL-1 Trap in gout in the first quarter of 2007. The Company also is preparing to initiate exploratory proof of concept studies of the IL-1 Trap in other indications.
VEGF Trap – Eye Diseases
In October 2006, Bayer HealthCare and Regeneron announced that the companies had entered into a collaboration agreement for the development and commercialization of the VEGF Trap-Eye outside the United States. Under the agreement, Bayer and Regeneron will collaborate and share the costs of development of the VEGF Trap-Eye through an integrated global plan that encompasses the neovascular form of age-related macular degeneration (wet AMD), diabetic eye diseases, and other eye diseases and disorders. The companies will share equally in profits from ex-U.S. sales of the VEGF Trap-Eye. Within the U.S., Regeneron has retained exclusive commercialization rights in all indications and will retain 100% of all profits from any such sales. Regeneron can earn development and regulatory milestones related to the development of the VEGF Trap-Eye and marketing approvals in major market countries outside the U.S. Regeneron also can earn sales milestones if total annual ex-U.S. sales of the VEGF Trap-Eye achieve certain specified levels starting at $200 million.
In the clinical development program for the VEGF Trap-Eye, the companies currently are conducting a Phase 2 trial of the VEGF Trap-Eye in wet AMD. This trial is evaluating the safety and biological effect of intravitreal administration of the VEGF Trap-Eye using different doses and different dosing regimens. Regeneron expects to report initial three-month data from the first 75 patients enrolled in the Phase 2 trial in early 2007 and complete three-month data on all 150 patients enrolled in the study by the end of the year. An initial Phase 3 trial of the VEGF Trap-Eye in wet AMD is planned to begin in the second half of 2007.

VEGF Trap – Oncology
Regeneron and sanofi-aventis have underway a broad-based Phase 2 single-agent program for the VEGF Trap in cancer patients. Currently, sanofi-aventis and Regeneron are conducting Phase 2 studies, with patient enrollment underway in advanced ovarian cancer (AOC), non-small cell lung adenocarcinoma (NSCLA), and AOC patients with symptomatic malignant ascites (SMA). Sanofi-aventis reported earlier this month that a registration filing is possible for the VEGF Trap in at least one of these single-agent indications in 2008.
In addition, five new Phase 2 single-agent studies have begun in conjunction with the National Cancer Institute (NCI) Cancer Therapy Evaluation Program (CTEP) in relapsed/refractory multiple myeloma, metastatic colorectal cancer, recurrent or metastatic cancer of the urothelium, locally advanced or metastatic gynecological soft tissue sarcoma, and recurrent malignant gliomas. An additional study is expected to begin shortly in metastatic breast cancer. The companies are working to finalize plans with NCI/CTEP for at least four additional trials in different cancer types.
Sanofi-aventis and Regeneron intend to conduct five Phase 3 trials evaluating the safety and efficacy of the VEGF Trap in combination with standard chemotherapy regimens in specific cancer types, with at least three of these trials planned to begin in 2007. The companies plan to initiate these Phase 3 trials in the following indications:
•	first-line metastatic hormone resistant prostate cancer in combination with Taxotere®

•	first-line metastatic pancreatic cancer in combination with gemcitabine-based regimen,

•	first-line gastric cancer in combination with Taxotere®,

•	second-line non-small cell lung cancer in combination with Taxotere®, and

•	second-line metastatic colorectal cancer in combination with FOLFIRI (Folinic Acid, Fluorouracil, and irinotecan).

Five safety and tolerability studies of the VEGF Trap in combination with standard chemotherapy regimens are continuing in a variety of cancer types to support the planned Phase 3 clinical program.
Monoclonal Antibodies
VelocImmune®, Regeneron’s novel technology for producing fully human monoclonal antibodies, is part of the Company’s suite of proprietary, inter-related technology platforms that is designed to provide Regeneron with its next generation of therapeutic candidates. Regeneron plans to move two new antibody candidates into clinical trials every year beginning around the end of 2007.
In February 2007, Regeneron entered into a non-exclusive license agreement with AstraZeneca that will allow AstraZeneca to utilize VelocImmune technology in their internal research programs to discover human monoclonal antibodies. AstraZeneca made a $20.0 million up-front, non-refundable payment and will make up to five additional annual payments of $20.0 million, subject to the ability to terminate the agreement after making the first three additional payments. Upon commercialization of any antibody products discovered utilizing VelocImmune, AstraZeneca will pay to Regeneron a mid-single-digit royalty on product sales.
Financial Results
Regeneron’s total revenue decreased to $10.3 million in the fourth quarter of 2006 from $17.4 million in the same quarter of 2005 and to $63.4 million for the full year 2006 from $66.2 million for the same period of 2005. Contract research and development revenue in 2006 principally related to the Company’s VEGF Trap collaboration with sanofi-aventis in cancer indications. In 2005, contract research and development revenue related both to the Company’s collaboration with sanofi-aventis and the Company’s collaboration with Procter & Gamble, which ended in June 2005. Contract manufacturing revenue related to Regeneron’s long-term manufacturing agreement with Merck & Co., Inc., which expired in October 2006.

Regeneron recognized contract research and development revenue of $9.1 million in the fourth quarter of 2006 and $47.8 million for the full year 2006 related to the Company’s collaboration with sanofi-aventis, compared with $13.0 million and $43.4 million, respectively, for the same periods of 2005. Contract research and development revenue from the sanofi-aventis collaboration consisted of reimbursement of VEGF Trap development expenses plus recognition of amounts related to $105.0 million of previously received and deferred up-front, non-refundable payments. Reimbursement of expenses decreased to $6.8 million in the fourth quarter of 2006 from $10.5 million in the comparable quarter of 2005, but increased to $36.4 million for the full year 2006 from $33.9 million in the same period of 2005, principally because costs related to the Company’s manufacture of VEGF Trap clinical supplies were lower in the fourth quarter of 2006, but higher for the full year 2006, compared to the same periods of 2005. With respect to the up-front payments from sanofi-aventis, $2.2 million was recognized in the fourth quarter of 2006 compared to $2.5 million in the same quarter of 2005, and $11.4 million was recognized in the full year 2006 compared to $9.5 million in the same period of 2005.
Sanofi-aventis also incurs VEGF Trap development expenses directly and these expenses are increasing because of the growing number of clinical trials sanofi-aventis is overseeing in the VEGF Trap oncology program. During the term of the collaboration, sanofi-aventis pays 100% of agreed-upon VEGF Trap development expenses incurred by both companies. Following commercialization of a VEGF Trap product by the collaboration, Regeneron, from its 50% share of VEGF Trap profits, will reimburse sanofi-aventis for 50% of the VEGF Trap development expenses previously paid by sanofi-aventis.
As described above, in October 2006, the Company entered into a collaboration with Bayer for the development and commercialization of the VEGF Trap-Eye outside the United States, and received a $75.0 million up-front, non-refundable payment which was recorded as deferred revenue. When the Company and Bayer have formalized their global development plans for the VEGF Trap-Eye and the projected responsibilities of each of the companies under those plans, the Company will begin recognizing contract research and development revenue related to payments from Bayer, including the $75.0 million up-front payment. The Company recognizes revenue from collaborations in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition and FASB Emerging Issue Task Force Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables.
Total operating expenses for the fourth quarter of 2006 were $43.8 million, 7 percent lower than the comparable quarter in 2005, and $171.1 million for the full year 2006, 10 percent lower than the same period in 2005, due, in part, to lower Company headcount. Average Company headcount declined to 573 in 2006 from 696 in the same period of 2005, primarily as a result of workforce reductions made in the fourth quarter of 2005 and mid-year in 2006.
The Company recognized non-cash compensation expense related to employee stock option awards (Stock Option Expense) in accordance with Statement of Financial Accounting Standards No. (SFAS) 123 in 2005, and in accordance with SFAS 123R (which is a revision of SFAS 123), effective January 1, 2006. Operating expenses in the fourth quarter of 2006 and 2005 include a total of $5.1 million and $3.8 million, respectively, of Stock Option Expense, as follows:
For the three months ended December 31,
(in millions)

	2006
	Expenses before
	inclusion of Stock	Stock Option	Expenses as
Expenses	Option Expense	Expense	Reported
Research and development	$32.9	$2.9	$35.8
Contract manufacturing	0.4		0.4
General and administrative	5.4	2.2	7.6

Total operating expenses	$38.7	$5.1	$43.8

For the three months ended December 31,
(in millions)

	2005
	Expenses before
	inclusion of Stock	Stock Option	Expenses as
Expenses	Option Expense	Expense	Reported
Research and development	$36.0	$1.9	$37.9
Contract manufacturing	2.1	0.1	2.2
General and administrative	5.1	1.8	6.9

Total operating expenses	$43.2	$3.8	$47.0

Operating expenses for the full year of 2006 and 2005 include a total of $18.4 million and $19.9 million, respectively, of Stock Option Expense, as follows:
For the year ended December 31.,
(in millions)

	2006
	Expenses before
	inclusion of Stock	Stock Option	Expenses as
Expenses	Option Expense	Expense	Reported
Research and development	$126.9	$10.2	$137.1
Contract manufacturing	7.8	0.3	8.1
General and administrative	18.0	7.9	25.9

Total operating expenses	$152.7	$18.4	$171.1

For the year ended December 31,
(in millions)

	2005
	Expenses before
	inclusion of Stock	Stock Option	Expenses as
Expenses	Option Expense	Expense	Reported
Research and development	$143.7	$11.9	$155.6
Contract manufacturing	9.2	0.4	9.6
General and administrative	17.8	7.6	25.4

Total operating expenses	$170.7	$19.9	$190.6

Research and development (R&D) expenses decreased to $35.8 million in the fourth quarter of 2006 from $37.9 million in the comparable quarter of 2005, and to $137.1 million for the full year 2006 from $155.6 million in the same period of 2005. In addition to the impact of lower Company headcount, as described above, in 2006, the Company incurred lower development expenses for the IL-1 Trap and other clinical development programs, which were partly offset by higher development expenses for the VEGF Trap and VEGF Trap-Eye.

Effective January 1, 2006, the Company adopted the provisions of SFAS 123R, Share-Based Payment, which is a revision of SFAS 123. SFAS 123R requires companies to estimate the number of awards that are expected to be forfeited at the time of grant and to revise this estimate, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Prior to the adoption of SFAS 123R, the Company recognized the effect of forfeitures in stock-based compensation cost in the period when they occurred, in accordance with SFAS 123, which was adopted effective January 1, 2005. Upon adoption of SFAS 123R effective January 1, 2006, the Company was required to record a cumulative effect adjustment to reflect the effect of estimated forfeitures related to outstanding awards that are not expected to vest as of the SFAS 123R adoption date. This adjustment reduced the Company’s loss by $0.8 million and is included in the Company’s operating results for the first nine months of 2006 as a cumulative-effect adjustment of a change in accounting principle.
About Regeneron Pharmaceuticals
Regeneron is a biopharmaceutical company that discovers, develops, and intends to commercialize therapeutic medicines for the treatment of serious medical conditions. Regeneron has therapeutic candidates in clinical trials for the potential treatment of cancer, eye diseases, and inflammatory diseases, and has preclinical programs in other diseases and disorders.
This news release discusses historical information and includes forward-looking statements about Regeneron and its products, programs, finances, and business, all of which involve a number of risks and uncertainties, such as risks associated with preclinical and clinical development of our drug candidates, determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize our drug candidates, competing drugs that are superior to our product candidates, unanticipated expenses, the availability and cost of capital, the costs of developing, producing, and selling products, the potential for any collaboration agreement, including our agreements with the sanofi-aventis Group and Bayer HealthCare, to be canceled or to terminate without any product success, risks associated with third party intellectual property, and other material risks. A more complete description of these and other material risks can be found in Regeneron’s filings with the United States Securities and Exchange Commission (SEC), including its Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006. Regeneron does not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise unless required by law.
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Contacts:
Investors:	Media:
Charles Poole	Lauren Tortorete
914.345.7640	212.845.5609
Investor.relations@regeneron.com	ltortorete@biosector2.com

REGENERON PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	December 31,
	2006	2005
ASSETS
Cash and marketable securities	$522,859	$316,654
Receivables	7,493	36,521
Property, plant, and equipment, net	49,353	60,535
Other assets	5,385	9,791

Total assets	$585,090	$423,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$21,471	$23,337
Deferred revenue	146,995	86,162
Notes payable	200,000	200,000
Stockholders’ equity	216,624	114,002

Total liabilities and stockholders’ equity	$585,090	$423,501

REGENERON PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	For the three months		For the year
	ended December 31,		ended December 31,
	2006	2005	2006	2005
Revenues
Contract research and development	$10,110	$13,867	$51,136	$52,447
Contract manufacturing	236	3,557	12,311	13,746

	10,346	17,424	63,447	66,193

Expenses
Research and development	35,774	37,911	137,064	155,581
Contract manufacturing	430	2,145	8,146	9,557
General and administrative	7,628	6,895	25,892	25,476

	43,832	46,951	171,102	190,614

Loss from operations	(33,486)	(29,527)	(107,655)	(124,421)

Other income (expense)
Other contract income				30,640
Investment income	5,525	2,866	16,548	10,381
Interest expense	(3,010)	(3,011)	(12,043)	(12,046)

	2,515	(145)	4,505	28,975

Net loss before cumulative effect of a change in accounting principle	(30,971)	(29,672)	(103,150)	(95,446)

Cumulative effect of adopting
Statement of Financial Accounting
Standards No. 123R (“SFAS 123R”)			813

Net loss	($30,971)	($29,672)	($102,337)	($95,446)

Net loss per share amounts, basic and diluted:
Net loss before cumulative effect of a change in accounting principle	($0.51)	($0.53)	($1.78)	($1.71)
Cumulative effect of adopting SFAS 123R			0.01

Net loss	($0.51)	($0.53)	($1.77)	($1.71)

Weighted average shares outstanding, basic and diluted	61,229	56,091	57,970	55,950